UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2024

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619) 301-4200

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Conversion of Series D and Series E Preferred Stock to Common Stock

The Company has received requests to convert 21,000 shares of Series D Preferred Stock and 117,719 shares of Series E Preferred Stock, which combined will equal 2,802,205,253 shares of Common Stock being issued to affiliates and non-affiliates according to the features of the Series D and Series E Preferred Stock.

The Series D and Series E Preferred Stock Designations include the following:

Series D and E Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series D and Series E Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D and Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C, F and G Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D and Series E Preferred Stock at between 115% and 140%.

Subsequent to the conversions, the Company will have 25,649 and 2,149,440, respectively, in outstanding shares of Series D and Series E Preferred Stock.  The Company will also have 6,496,965,180 shares of Common Stock outstanding.

The Common Stock issued upon consummation of the conversions were issued pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act").

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On July 10, 2024, the Company issued a press release entitled “TPT Global Tech’s Form S-1 Related to its $3,000,000 Standby Equity Commitment Agreement Goes Effective with SEC Release”.  A copy of the press release is attached hereto as Exhibit 99.1.

2

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
99.1	Press Release dated July 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:	/s/ Stephen J. Thomas, III
Stephen J. Thomas, III,
Title:	Chief Executive Officer

Date: July 12, 2024

4